Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 906 OF THE SARBANES-OXLEY ACT

FIRST FOUNDATION INC.

Quarterly Report on Form 10-Q

for the Quarter ended March 31, 2019

The undersigned, who is the Chief Financial Officer of First Foundation Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 8, 2019

/s/ JOHN M. MICHEL
John M. Michel
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.